77Q1(e)

Interim Management Agreement between American Century Variable Portfolios, Inc.
and American Century Investment Management, Inc., dated February 16, 2010
(filed electronically as Exhibit (d)(1) to Post-Effective Amendment No. 49
to the Registration Statement of the Registrant on February 22, 2010,
File No. 33-14567 and incorporated herein by reference).